                                   EXHIBIT(26)

                    First National Bank of Chicago Form T-1.

60799.015/art

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           FIRST SECURITY CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                   87-6118148
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

         79 SOUTH MAIN STREET
         SALT LAKE CITY, UTAH                              84111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                                      DEBT SECURITIES
                      (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.


                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of June, 1996.

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY  /S/ RICHARD D. MANELLA

                           RICHARD D. MANELLA
                           VICE PRESIDENT

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                  June 27, 1996

Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen:


In connection with the qualification of an indenture between First Security Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                       Very truly yours,


                       THE FIRST NATIONAL BANK OF CHICAGO

                                    BY:     /S/ RICHARD D. MANELLA

                                            RICHARD D. MANELLA
                                            VICE PRESIDENT


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                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago    Call Date: 03/31/96  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                              Less
                                                                       DOLLAR AMOUNTS IN                         C400         Than
                                                                                                                 ----         -----
                                                                           THOUSANDS            RCFD          BIL MIL THOU
                                                                       -----------------        ----          ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1).........                           0081            3,047,140       1.a.
    b. Interest-bearing balances(2)..................................                           0071            8,488,390       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).....                           1754                    0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                           1773              997,155       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold............................................                           0276            3,384,301       3.a.
    b. Securities purchased under agreements to resell...............                           0277              685,531       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)............................................................  RCFD 2122  16,884,488                                    4.a.
    b. LESS: Allowance for loan and lease losses.....................  RCFD 3123     358,448                                    4.b.
    c. LESS: Allocated transfer risk reserve.........................  RCFD 3128           0                                    4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                           2125           16,526,040       4.d.
5.  Assets held in trading accounts..................................                           3545           10,974,841       5.
6.  Premises and fixed assets (including capitalized leases).........                           2145              592,581       6.
7.  Other real estate owned (from Schedule RC-M).....................                           2150                9,952       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................                           2130               42,098       8.
9.  Customers' liability to this bank on acceptances outstanding.....                           2155              564,435       9.
10. Intangible assets (from Schedule RC-M)...........................                           2143               96,463      10.

11. Other assets (from Schedule RC-F)................................                           2160            1,703,124      11.
12. Total assets (sum of items 1 through 11).........................                           2170           47,112,051      12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  The First National Bank of Chicago      Call Date: 03/31/96 ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                        Page RC-2
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                     DOLLAR AMOUNTS IN
                                                                         Thousands                  BIL MIL THOU
                                                                     -----------------              ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)................................                        RCON 2200  14,251,874   13.a.
       (1) Noninterest-bearing(1).................................  RCON 6631  5,707,786                          13.a.(1)
       (2) Interest-bearing.......................................  RCON 6636  8,544,088                          13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).........................                        RCFN 2200  12,839,836   13.b.
       (1) Noninterest bearing....................................  RCFN 6631    196,311                          13.b.(1)
       (2) Interest-bearing.......................................  RCFN 6636 12,643,525                          13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased....................................                        RCFD 0278   2,692,008   14.a.
    b. Securities sold under agreements to repurchase.............                        RCFD 0279   1,165,032   14.b.
15. a. Demand notes issued to the U.S. Treasury...................                        RCON 2840      77,000   15.a.
    b. Trading Liabilities........................................                        RCFD 3548   7,103,300   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less.................                        RCFD 2332   2,223,560   16.a.
    b. With original  maturity of more than one year..............                        RCFD 2333     144,665   16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases........................................................                        RCFD 2910     283,041   17.
18. Bank's liability on acceptance executed and outstanding.......                        RCFD 2920     564,435   18.
19. Subordinated notes and debentures.............................                        RCFD 3200   1,275,000   19.
20. Other liabilities (from Schedule RC-G)........................                        RCFD 2930   1,411,087   20.
21. Total liabilities (sum of items 13 through 20)................                        RCFD 2948  44,030,838   21.
22. Limited-Life preferred stock and related surplus..............                        RCFD 3282           0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................                        RCFD 3838           0   23.
24. Common stock.........................................                                 RCFD 3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock)......                        RCFD 3839   2,320,326   25.
26. a. Undivided profits and capital reserves.....................                        RCFD 3632     559,707   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.................................................                        RCFD 8434         730   26.b.
27. Cumulative foreign currency translation adjustments...........                        RCFD 3284        (408)  27.
28. Total equity capital (sum of items 23 through 27).............                        RCFD 3210   3,081,213   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................                        RCFD 3300  47,112,051   29.

Memorandum
To be reported only with the March Report of Condition.

                                                                                            Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date during 1995............  RCFD 6724     2      M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

- ---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.